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[SBL LOGO]
SECURITY BENEFIT LIFE INSURANCE COMPANY ("SBL")
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A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001

                          VARIABLE ANNUITY APPLICATION
                               (EDUCATOR SERIES)
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1.  OWNER (Employer)
    Name______________________________________________
    Address___________________________________________
    __________________________________________________
    Tax I.D. or SSN___________________________________
    Group Contract Number_____________________________
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2.  ALLOCATION OF PURCHASE PAYMENTS
    Small Cap Series*                                 ___________%
    Emerging Growth Series*                           ___________%
    Social Awareness Series*                          ___________%
    Worldwide Equity Series*                          ___________%
    Value Series*                                     ___________%
    Growth Series*                                    ___________%
    Specialized Asset Allocation Series*              ___________%
    Managed Asset Allocation Series*                  ___________%
    Equity Income Series*                             ___________%
    Growth-Income Series*                             ___________%
    Global Aggressive Bond Series*                    ___________%
    High Yield Series*                                ___________%
    High Grade Income Series*                         ___________%
    Money Market Series*                              ___________%
    General Account                                   ___________%
    Other _____________________________________       ___________%
                                                          100%
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3.  DCA PLUS  ACCOUNT**
    Please allocate my direct transfer in the amount of $________ to the DCA Plus Account and make transfers from the DCA Plus Account to the following Series (not to include the ____ Money Market Series) in the percentages indicated.
    (1)_____________         ________%
          Series
    (2)_____________         ________%
          Series
    (3)_____________         ________%
          Series               100%
    I understand that my DCA Plus Account will be transferred in 12 monthly transfers to the Series set forth above as described in the Contract and prospectus and that at the end of that time period, all Contract Value originally allocated to the DCA Plus Account will be invested in the Variflex Series.
    **Available only for amounts allocated  pursuant to a direct transfer from a
    Section 403(b) annuity. Please complete Section 3 below.
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4.  Participant
    Name______________________________________________
    Address___________________________________________
    __________________________________________________
    Sex M [ ]   F [ ]  Date of Birth _________________
    Tax I.D. or SSN___________________________________
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5.  PRIMARY BENEFICIARY
    Name______________________________________________
    Address___________________________________________
    __________________________________________________
    Relationship to Owner_____________________________
    Date of Birth_____________________________________
    Tax I.D. or SSN___________________________________
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6.  CONTINGENT BENEFICIARY
    Name______________________________________________
    Address___________________________________________
    __________________________________________________
    Relationship to Owner_____________________________
    Date of Birth_____________________________________
    Tax I.D. or SSN___________________________________
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7.  TYPE OF ANNUITY CONTRACT
    (check one box below)
    [ ] 403(b)(TSA)          [ ] 401(a) (Qual. Pension/Profit Sharing)
    [ ] 457 (Def. Comp.)     [ ] 401(k) (Qual. Savings Plan)
    Type of Plan:
    __________________________________________________
    __________________________________________________
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8.  TYPE OF GROUP CONTRACT
    A. Control of the Contract will be invested in:
       [ ] Owner   [ ] Participant   [ ] Other _________________________________
    B. Will purchase payments be allocated to participant certificates?
       [ ] Yes    [ ] No

    Please note that employers completing initial application for a master group contract, need only complete Sections 1 and 7 through 10.
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9.  EMPLOYER INFORMATION
    Employer Name____________________________________
    Type of Organization (e.g. public school system)
    _________________________________________________
    Employer Address_________________________________
    Billing Statement Address________________________
    Amount of Purchase Payments to be made:$_________
    Frequency__________times per year
    Beginning Date___________________________________
    Will Employer make contributions? [ ] Yes  [ ] No
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10. Will this annuity replace or change any other insurance or annuity?
    Yes [ ]    No [ ]
    If yes, state company(ies) and contract number(s)___________________________ Type of contract____________________________________________________________
    If 1035 exchange or other transfer of assets, attach: (1) exchange form(s) or letter(s); and (2) replacement form(s) if applicable.
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11. Special Instructions________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
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12. PLEASE CHECK THE FOLLOWING SERVICES THAT YOU WISH TO ELECT:
    Telephone Transfer Privilege
    [ ] I (we)  authorize SBL to make transfers  among accounts  and/or change the allocation of future purchase payments and make changes to an existing Asset Reallocation or Dollar Cost Averaging option, based on
        telephone  instructions.   SBL  has  procedures  to  confirm  that  such
        instructions are genuine and will not be liable for any losses due to fraudulent or unauthorized instructions provided it complies with its procedures, which are set forth in the variable annuity prospectus.
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V7566 (9-97)
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13. [ ] AUTOMATIC DOLLAR COST AVERAGING
    Please establish an automatic transfer from_______________________________
                                                 (Series or General Account)
    to (1)_____________________________________
              (Series or General Account)

    (Please indicate the dollar or percentage split if going to one or more accounts) (2)_____________________________________
                      (Series or General Account)

    Please establish the transfer under the following option:
    Check only one:
    A.  [ ] $______________________ per transfer over _____________ months/years

    B. [ ] Fixed Period _____________ months/years. At the end of the Fixed Period, all Contract Value will have been transferred from the Series/General Account.

    C. [ ] Only Interest/Earnings over ___________ months/years. Earnings will accrue for one time period (a month or quarter) from the effective date before the first transfer occurs.

    Please make transfers:  [ ] Monthly  [ ] Quarterly

    I understand that automatic transfers from the General Account are limited as described in the current prospectus.
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14. [ ] ASSET REALLOCATION REQUEST
    Please establish the Asset Reallocation option as follows:

    Small Cap Series                               ___________%
    Emerging Growth Series                         ___________%
    Social Awareness Series                        ___________%
    Worldwide Equity Series                        ___________%
    Value Series                                   ___________%
    Growth Series                                  ___________%
    Specialized Asset Allocation Series            ___________%
    Managed Asset Allocation Series                ___________%
    Equity Income Series                           ___________%
    Growth-Income Series                           ___________%
    Global Aggressive Bond Series                  ___________%
    High Yield Series                              ___________%
    High Grade Income Series                       ___________%
    Money Market Series                            ___________%
    General Account                                ___________%

    Please make my first transaction on  ___________________________and  every 3
                                          Month       Day     Year
    months thereafter.

    The General  Account may not be used if the  reallocation  would violate the transfer provisions of the General Account as stated in the prospectus. INITIAL PURCHASE PAYMENTS WILL BE ALLOCATED BASED ON INSTRUCTIONS IN
      SECTION 4, UNLESS OTHERWISE INDICATED.
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15. [ ] SECUR-O-MATIC BANK DRAFT (ATTACH VOID CHECK)
    Establish a [ ] Monthly  [ ] Quarterly draft from my bank account on the:
    [ ] 7th   [ ] 14th   [ ] 21st   [ ] 28th
    Amount of Draft$____________________________________________________________
    Name of Bank:__________________________Bank Phone Number:___________________
    Bank Address:_______________________________________________________________
                  Street                    City            State       Zip Code
    Bank Account Number:__________________Transit Routing Number:_______________ I authorize SBL to make withdrawals from my checking account which I maintain at the above listed bank. This authorization is limited to the payment to SBL of the amount indicated on this application. I authorize my bank to pay and charge to my bank account any withdrawals made by and payable to SBL for this purpose. This authority is to remain in effect until revoked by me in writing, and until SBL and the bank actually receive such notice, I agree neither SBL nor the bank shall have any liability to me in making any such withdrawals.
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I have been given a current  prospectus  that describes the contract for which I am applying and a current prospectus for the fund which underlies each Series above. If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's
Section 403(b) plan to which I may elect to transfer my account balance. *I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF SBL ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. The amount paid and the application must be acceptable to SBL under its rules and practices. If they are, the contract applied for will be effective on its Contract Date. If they are not, SBL will be liable only for the return of the amount paid.
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                   TAX IDENTIFICATION NUMBER CERTIFICATION**
UNDER PENALTIES OF PERJURY I CERTIFY THAT:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
   (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.
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Dated at______________________________________________
this __________ day of _______________________, 19____
______________________________________________________
                Participant Signature
______________________________________________________
           Owner Signature (if required)

REPRESENTATIVE'S STATEMENT - To the best of knowledge, this application is not involved in replacement of life insurance or annuities, as defined in applicable Insurance Department Regulations, except as stated in Section 10 above. I have complied with the requirements for disclosure and/or replacement.

______________________________________________________
         Representative Signature and Number
______________________________________________________
Print Representative's Full Name and Phone and Number
______________________________________________________
            Broker/Dealer Name and Number

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**CERTIFICATION  INSTRUCTIONS  - You must  cross  out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the
Certification,     but    you     must     provide     your     correct     TIN.
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[ ] Check this box if you would like a Statement of Additional Information.
                                                                     15-15660-00